Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Premier Laser Systems, Inc. of our report dated June 9, 1999, except for notes 2, 3 and 8, as to which the date is October 4, 1999, appearing in the prospectus, which is part of this Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                         /s/ HASKELL & WHITE LLP



Newport Beach, California
December 20, 1999